UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2017
Lighting Science Group Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-20354 (Commission File Number)	23-2596710 (IRS Employer Identification No.)
1350 Division Road, Suite 204, West Warwick, RI 02893 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (321) 779-5520
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Seventh Amendment and Limited Consent to Medley Term Loan Agreement

On February 3, 2017, Lighting Science Group Corporation (the “Company”) entered into a Seventh Amendment and Limited Consent to Term Loan Agreement (the “Seventh Medley Amendment”) by and among the Company, Medley Capital Corporation (“Medley”) and the lenders from time to time party thereto (the “Medley Lenders”), which amends that certain Term Loan Agreement dated February 19, 2014 by and among the Company, Medley and the Medley Lenders (as amended from time to time and as the same may be further amended, modified or supplemented from time to time, the “Medley Term Loan Agreement”).

As disclosed in Item 3.02 of this Current Report, on February 3, 2017, the Company issued 7,000 units of its securities (the “Series J Securities”) to LSGC Holdings III LLC (“Holdings III”) for aggregate proceeds of $7,000,000 (the “February 2017 Issuance”). Among other things, the Seventh Medley Amendment amends the definition of EBITDA in the Medley Term Loan Agreement to provide that the cash proceeds from the February 2017 Issuance may be included in the calculation of EBITDA for purposes of determining compliance with the EBITDA and minimum Fixed Charge Coverage Ratio (as defined in the Medley Term Loan Agreement) covenant levels for certain specified covenant periods.

The foregoing description of the Seventh Medley Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Seventh Medley Amendment, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Letter Agreement with Zouk Ventures Limited

On February 3, 2017, the Company entered into a Letter Agreement (the “Letter Agreement”) with Cleantech Europe II (A), L.P. (“Cleantech A”) and Cleantech Europe II (B), L.P. (“Cleantech B” and, together with Cleantech A, “Zouk”). Pursuant to the Letter Agreement, to be effective for so long as Cleantech A and Cleantech B continue to collectively beneficially own, in the aggregate, at least 2,570 shares of Series J Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series J Preferred Stock”), Zouk will (i) be entitled to certain information, access and inspection rights and (ii) have the right to designate an individual (the “Zouk Observer”) to attend all meetings of the Company’s board of directors (the “Board”) in a non-voting capacity and to receive such materials as other members of the Board may receive, subject to customary exceptions.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On February 3, 2017, the Company issued and sold 7,000 Series J Securities to Holdings III for $1,000 per Series J Security, or aggregate consideration of $7,000,000. Each Series J Security consists of (a) one share of Series J Preferred Stock and (b) a warrant to purchase 2,650 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), at an exercise price of $0.001 per share (each, a “Series J Warrant”). The Company issued the Series J Securities pursuant to the Series J Preferred Stock Subscription Agreement dated January 27, 2017 by and between the Company and Holdings III, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 2, 2017. The Series J Warrant issued to Holdings III as part of the Series J Securities contains substantially identical terms as the warrant previously issued to PCA LSG Holdings, LLC on January 3, 2014, a copy of which was filed as Exhibit 4.5 to the Current Report on Form 8-K filed by the Company with the SEC on January 8, 2014.

Each share of Series J Preferred Stock is convertible at any time, at the election of the holder thereof, into the number of shares of Common Stock (the “Optional Conversion Shares”) equal to the quotient obtained by dividing (a) $1,000 by (b) the $0.95 conversion price of the Series J Preferred Stock, subject to adjustment in accordance with the terms set forth in the Amended and Restated Certificate of Designation of Series J Preferred Stock (as amended from time to time, the “Series J Certificate of Designation”).

Upon the consummation of a qualified public offering (“QPO”) where (i) the gross proceeds received by the Company and any selling stockholders in the offering are no less than $100 million and (ii) the market capitalization of the Company immediately after consummation of the offering is no less than $500 million, each outstanding share of Series J Preferred Stock will automatically convert into the number of shares of Common Stock equal to the greater of (a) the number of Optional Conversion Shares or (b) the quotient obtained by dividing (x) $2,000 (subject to adjustment in accordance with the terms set forth in the Series J Certificate of Designation) by (y) the price per share of Common Stock paid by the public in the QPO.

The shares of Series J Preferred Stock and the Series J Warrants issued on February 3, 2017 were issued by the Company pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and the safe harbors for sales provided by Regulation D promulgated thereunder.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The information in the Exhibit Index of this Current Report is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: February 9, 2017	By:	/s/ Denis Murphy
	Name:	Denis Murphy
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit

10.1

Seventh Amendment and Limited Consent to Term Loan Agreement dated February 3, 2017 by and among Lighting Science Group Corporation, Medley Capital Corporation and the lenders from time to time party thereto.

10.2	Letter Agreement dated February 3, 2017 by and among Lighting Science Group Corporation, Cleantech Europe II (A), L.P. and Cleantech Europe II (B), L.P.